                                                           EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 15, 1997, relating to the consolidated financial statements of DoubleClick, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

Price Waterhouse LLP

New York, New York
December 23, 1997